EXHIBIT 11
                                                                      ----------

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE




                                                  Three Months      Three Months
                                                     Ended             Ended
                                                 June 30, 2002     June 30, 2001


Net Income                                         $ 253,733           225,854
                                                   =========         =========

Weighted average shares outstanding
  for basic EPS computation                          859,942           869,163

Reduction for common shares not yet
  released by Employee Stock Ownership Plan          (50,588)          (64,077)
                                                   ---------         ---------

Total weighted average common shares
   outstanding for basic computation                 809,354           805,086
                                                   =========         =========

Basic earnings per share                           $    0.31         $    0.28
                                                   =========         =========

Total weighted average common shares
  outstanding for basic computation                  809,354           805,086

Common stock equivalents due to
  dilutive effect of stock options                    37,217            15,838
                                                   ---------         ---------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                        846,571           820,924
                                                   =========         =========

Diluted earnings per share                         $    0.30         $    0.28
                                                   =========         =========

                                                  Six Months        Six Months
                                                     Ended             Ended
                                                 June 30, 2002     June 30, 2001

Net Income                                         $ 490,167           418,222
                                                   =========         =========

Weighted average shares outstanding
  for basic EPS computation                          860,499           883,231

Reduction for common shares not yet
  released by Employee Stock Ownership Plan          (53,961)          (67,449)
                                                   ---------         ---------

Total weighted average common shares
   outstanding for basic computation                 806,538           815,782
                                                   =========         =========

Basic earnings per share                           $    0.61         $    0.51
                                                   =========         =========

Total weighted average common shares
  outstanding for basic computation                  806,538           815,782

Common stock equivalents due to
  dilutive effect of stock options                    30,089            16,496
                                                   ---------         ---------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                        836,627           832,278
                                                   =========         =========

Diluted earnings per share                         $    0.59         $    0.50
                                                   =========         =========

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